UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-22945 (Commission File Number)	13-3169913 (IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard;Transfer of Listing.

On November 20, 2015, Helios and Matheson Analytics Inc. (the “Company”) received notification from The Nasdaq Stock Market (“NASDAQ”) stating that the Company did not comply with the minimum $2,500,000 stockholders’ equity requirement for continued listing set forth in Listing Rule 5550(b) (the “Rule”). Based on a review and the materials submitted by the Company to NASDAQ on January 4, 2016, NASDAQ granted the Company’s request for an extension until May 18, 2016 to comply with this requirement.

On May 19, 2016, the Company received notification (the “Staff Delisting Determination”) from NASDAQ that the Company did not meet the terms of the extension or otherwise comply with the Rule. Unless the Company appeals the Staff Delisting Determination, trading of the Company’s common stock will be suspended at the opening of business on May 31, 2016, and a Form 25-NSE will be filed with the Securities and Exchange Commission which will remove the Company’s securities from listing and registration on NASDAQ.

The Company may, within seven calendar days of the date of the Staff Delisting Determination, request a written or oral hearing before a Hearings Panel to review the Staff Delisting Determination. A timely request for a hearing will stay the suspension and delisting action pending the issuance of a written decision by the Hearings Panel. The Company intends to appeal the Staff Delisting Determination to the Hearings Panel.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2016
HELIOS AND MATHESON ANALYTICS INC.

	By:	/s/ Parthasarathy Krishnan
Parthasarathy Krishnan, Chief Executive Officer